FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FREEDOM FINANCIAL GROUP, INC.
                             a Delaware corporation

      Freedom Financial Group, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. That the name of the Corporation is Freedom Financial Group, Inc.

      2. That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on November 13, 2001, under the name Freedom Financial Group, Inc.

      3. That the text of the Certificate of Incorporation of the Corporation as heretofore in effect is hereby amended and restated to read as set forth in full in the First Amended and Restated Certificate of Incorporation of the Corporation as attached hereto as Exhibit A.

      4. That directors of the Corporation were not named in the original Certificate of Incorporation, that no director has been elected and that the Corporation has not received any payment for any of its stock and that no shares of stock have been issued or are outstanding.

      5. That the foregoing First Amended and Restated Certificate of Incorporation of the Corporation and resolutions pertaining thereto were duly adopted by a majority of the incorporators of the Corporation in accordance with the provisions of Sections 241 and 103 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has signed this First Amended and Restated Certificate of Incorporation as of this 28th day of October, 2002.

                                             FREEDOM FINANCIAL GROUP, INC., a
                                             Delaware corporation

                                             By: /s/ Jerry Fenstermaker
                                                --------------------------------
                                                Jerry Fenstermaker, Incorporator

                                    EXHIBIT A

                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FREEDOM FINANCIAL GROUP, INC.

      Freedom Financial Group, Inc., was formed pursuant to the Chapter 11 Plan of Reorganization of Stevens Financial Group, Inc., filed with the United States Bankruptcy Court for the District of Arizona of October 30, 2001 and confirmed on December 31, 2001, as amended and corrected (the "Plan"), Case No. 01-03105-ECF-RTB, filed March 19, 2001, (the "Case"). The First Amended and Restated Certificate of Incorporation is duly filed pursuant to the Plan in accordance with Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq (the "Code").

                     Pursuant to the General Corporation Law
                            of the State of Delaware

      FIRST: The name of the corporation is Freedom Financial Group, Inc. (hereinafter, the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The Corporation shall emerge as the reorganized debtor in the Case and engage in the business of investing and trading in debt instruments in accordance with the Plan for the benefit of the shareholders of the Corporation, but the Corporation may engage in any lawful act or activity for which Corporations may be organized under the General Corporate Law of the State of Delaware.

      FOURTH:

      4.1 The Corporation shall have authority to issue 19,000,000 shares of common stock, with a par value of $.0001 per share (the "Common Stock"). The shares of Common Stock may be issued for case, services, property or in exchange for a claim against, as interest in, or a claim for an administrative expense in the Case pursuant to the Plan, upon such conditions or terms as for an administrative expense in the Case pursuant to the Plan, upon such conditions or terms as may be determined by the Board of Directors who shall have full power and authority to fix the value of the property or services for which shares may be issued and whose valuations shall be conclusive, and the shares so issued shall be fully paid and non-assessable. Notwithstanding anything herein to the contrary, 9,000,000,000 shares of the authorized Common Stock shall be reserved pursuant to Section 4.4 D (7).

      4.2 The Corporation shall have the authority to issue a total of 9,000,000 shares of preferred stock, with par value of $.0001 per share, (the "Preferred Stock"). The Preferred Stock may be issued for cash, services, property or in exchange for a claim against, an interest in, or a claim for an administrative expense in the Case pursuant to the Plan, upon such conditions or terms as may be determined by the Board of Directors who shall have full power and authority to fix the value of the property or services for which shares may be issued and whose valuations shall be conclusive, and the shares so issued shall be full paid and non-assessable.

      4.3 Pursuant to Section 1123 (a) (6) of the Code and notwithstanding anything in this Certificate to the contrary, the Corporation shall not issue any nonvoting equity securities.

      4.4 The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

            (A) Dividend Rights. So long as any Preferred Stock is outstanding, no dividend or distribution shall be declared or paid on any shares of Common Stock. No dividends shall be paid on the Preferred Stock.

            (B) Liquidation Preference.

                  (1) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary (a "Liquidation Event") as further defined by B (3) hereof), the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an aggregate amount equal to the "Preferred Stock Redemption Value," less the aggregate of any "Redemption Payments", as these terms are defined below, actually paid on the Preferred Stock, which difference shall be prorated among all issued and outstanding shares of Preferred Stock. If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

      The term "Preferred Stock Redemption Value," as it relates to the Preferred Stock, shall mean an amount equal to the aggregate "Net Investment Amount" of all "Participating Creditors" as those terms are defined in the Plan.

                  (2) Upon completion of the distribution required by subsection B (1), all remaining assets of this Corporation, if any, shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                  (3) Unless waived by a majority of the then outstanding shares of Preferred Stock, voting together as a separate class, the consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of shares representing 50% or more of the outstanding shares of voting capital stock of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, or the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a Liquidation Event.

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                  (4) In the event the entire Preferred Stock Redemption Value is paid in full pursuant to this Section, the Preferred Stock shall be deemed cancelled with or without the surrender by such holders of the certificates representing such shares and all rights of the holders of shares of Preferred Stock shall cease and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (C) Redemption.

                  (1) The Preferred Stock is subject at all times and from time to time to mandatory redemption by the Corporation. The Corporation shall use its best efforts, to the extent it may lawfully do so and to the extent funds are available after taking into account budget projections and anticipated future expenditures, as determined by the Board of Directors in its sole and absolute discretion, commencing six (6) months after the Effective Date of the Plan (as that term is defined therein) to pay in cash 1/28th of the Preferred Stock Redemption Value in 28 quarterly installments, subject to adjustment or prepayment by the Corporation consistent with this Section and the Plan as determined by the Board of Directors of the Corporation (each payment being a "Redemption Payment" and each payment date being referred to herein as a "Redemption Date"). Subject to this Section and provided funds are available pursuant to this Section, the amount of the Redemption Payment that this Corporation shall be required to pay in any quarter shall be equal to the amount determined by dividing (i) the Preferred Stock Redemption Value minus the aggregate amount of all Redemption Payments that have been made pursuant to this subsection C (1) by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any Redemption Payment made pursuant to this Section shall be made on a pro rata basis among the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock held by such holders. All shares of Preferred Stock shall remain outstanding until this Corporation has paid the entire Preferred Stock Redemption Value to the holders of the Preferred Stock. For the purposes of this Section, the Preferred Stock Redemption Value shall be deemed paid on the date the Board of Directors of this Corporation authorizes and directs the immediate payment of the final Redemption Payment from legally available funds of this Corporation (the "Final Redemption Date"). On the Final Redemption Value shall be deemed paid on the date the Board of Directors of this Corporation authorizes and directs the immediate payment of the final Redemption Payment from legally available funds of this Corporation (the "Final Redemption Date"). On the Final Redemption Date, the Preferred Stock shall be deemed cancelled with or without the surrender by such holders of the certificates representing such shares and all rights of the holders of shares of Preferred Stock shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (2) Shares of Preferred Stock so redeemed or converted shall be cancelled and shall not be reissued, sold or transferred and the number of Preferred Shares of the Corporation authorized for issuance shall be reduced by the number of Preferred Shares so redeemed or converted.

                  (3) If the funds of this Corporation available for a Redemption Payment (as determined in accordance with this Certificate), or a Redemption Date are insufficient to make the full Redemption Payment as determined by the formula set forth above, those funds that are available shall be used to make the largest Redemption Payment appropriate under the circumstances as determined by the Board of Directors of this Corporation.

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

            (D) Conversion Rights. The holders of the Preferred Stock shall have conversions rights as follows (the "Conversion Rights"):

                  (1) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the Final Redemption Date, into one share of fully paid and nonassessable Common Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations). The conversion price ("Conversion Price") per share for shares of Preferred Stock shall be $0.01 per share.

                  (2) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into one share of Common Stock at the Conversion Price immediately upon the earlier of (i) the closing of the sale of the Corporation's Common Stock in a public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, with aggregate proceeds to the Corporation and/or any selling stockholders (after deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of at least $54,000,000; (ii) the date specified by written consent or agreement of the holders of not less than 70% of the then outstanding shares of Preferred Stock voting together as a separate class; or (iii) if a majority of the Preferred Stock waives the Liquidation Preference in accordance with Section 4.4 B (3) hereof, then upon the consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of shares representing 50% or more of the outstanding shares of voting capital stock of the Corporation for securities or other consideration issued or paid or cause to be issued or paid by any such entity or affiliate thereof, or the sale or transfer by the Corporation of all or substantially all of its assets.

                  (3) Mechanics of Conversion. Except as may otherwise be set forth herein, before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwrites of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (4) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4.4), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock would have been entitled on such recapitalization.

                  (5) No Impairment. This Corporation will not, by amendment of its bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.4D and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                  (6) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

                  (7) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized by unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

                  (8) Notices. Any notice required by the provisions of this
Section 4.4D to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

            (E) Protective Provisions. As long as at least thirty percent (30%) of the total number of shares of Preferred Stock that have been issued (including shares that are no longer outstanding), shall remain outstanding (and have not been converted or redeemed), this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a separate class:

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

                  (i) voluntary dissolve, liquidate or declare bankruptcy;

                  (ii) amend this Certificate of Incorporation or bylaws of the Corporation; or

                  (iii) sell, convey, or otherwise dispose of all or substantially all of its property or business, or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty-percent (50%) of the voting power of this Corporation is disposed of.

      4.5 The rights relating to the Common Stock are as follows:

            (A) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors. SO long as any Preferred Stock is outstanding, no dividend or distribution shall be declared or paid on any shares of Common Stock.

            (B) Liquidation Rights. Upon the occurrence of a Liquidation Event, the assets of the Corporation shall be distributed as provided in Section 4.4B.

            (C) Redemption. The Common Stock is not redeemable.

      4.6 The rights pertaining to voting of the Common Stock and Preferred Stock are as follows:

            (D) General Voting Rights. Except as may otherwise be set forth in this Certificate, the holders of Preferred Stock and Common Stock shall vote together as a single class on an as converted basis. The holder of each share of Preferred Stock shall have the right to one vote and the holder of each share of Common Stock shall have the right to one vote, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock as provided by law. The holders of Preferred Stock and Common Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation. At any such meeting the presence in person or by proxy of a majority of the voting power then outstanding shall constitute a quorum.

            (E) Election of Directors. The holders of Preferred Stock and Common Stock voting together as a single class on an as converted basis, shall be entitled to elect all of the directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of a majority of the voting power then outstanding shall constitute a quorum for the election of directors. Except to the extent otherwise set forth herein, the number and election of directors shall be determined as set forth in the bylaws of the Corporation. Notwithstanding anything herein to the contrary, pursuant to that certain Order Confirming Plan of Reorganization, entered in the Case on December 28, 2001, for so long as this Corporation remain in existence each of the following individuals are prohibited from serving as an officer, director or employee of the corporation: Clarence W. Stevens, Pat Robarge and/or Damian Sinclair.

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

      FIFTH:

      5.1 Liability of Directors. No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law,
(iii) pursuant to Section 174 of the General Corporate Law of Delaware ("GCL"), or (iv) for any transaction from which such director derived an improper personal benefit. If the GDL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No amendment to or repeal of this
Article 5 shall apply to or have an effect on the liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal, or modification.

      5.2 Indemnification.

            (F) Right to Indemnification. Subject to the terms and conditions of this Section, each officer or director of the Corporation who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators: provided, however, that, except as provided in the Section with respect to proceedings to enforce rights to indemnification, the Corporation will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section will include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the law requires, an advancement of expenses incurred by an indemnitee will be made only upon delivery to the Corporation of an undertaking in the form then required by the law (if any), by or on behalf of such indemnitee, with respect to the repayment of amounts so advanced (hereinafter an "undertaking").

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            (G) Right of Indemnitee to Bring Suit. If a claim from an indemnitee under Section 5.2 (A) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period will be 20 days, the indemnitee may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such lawsuit or in a lawsuit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will be entitled to be paid also the expenses of prosecuting or defending such lawsuit. In (i) any lawsuit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a lawsuit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any lawsuit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation will be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such lawsuit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, will create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a lawsuit brought by the indemnitee, be a defense to such lawsuit. In any lawsuit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise will be on the Corporation.

            (H) Specific Limitations on Indemnification. Notwithstanding anything in this Section 5.2 to the contrary, the Corporation will not be obligated to make any payment to any indemnitee with respect to any proceeding
(i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the Corporation or an affiliate thereof otherwise than pursuant to this Section, (ii) for any expense, liability or loss in connection with a proceeding settled without the Corporation's written consent, which consent, however, must not be unreasonable withheld,
(iii) for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Corporation within the meaning of Section 16 (b) of the Securities and Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law, or (iv) where prohibited by applicable law.

            (I) Contract. The provisions of this Section 5.2 are a contract between the Corporation and each director and officer who serves in such capacity at any time while such Section 5.2 is in effect, and any repeal or modification of this Section 5.2 will not affect any rights or obligations then existing with respect to any state of facts existing during or before such repeal or modification or any action, lawsuit or proceeding brought before or after such repeal or modification based in whole or in part upon any such state of facts.

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

            (J) Partial Indemnity. If the indemnitee is entitled under any provision of this Section 5.2 to indemnification by the Corporation for some or a portion of the expenses, liabilities or losses incurred in connection with an action, lawsuit or proceeding but not, however, for all of the total amount thereof, the Corporation will nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding nay other provision of this Section 5.2, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to an action, lawsuit or proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee will be indemnified against all loss, expense and liability incurred in connection with the portion of the action, lawsuit or proceeding with respect to which the indemnitee was successful on the merits or otherwise.

            (K) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 5.2 will not be exclusive of any other right which any person may have or acquire in the future under any statute, the Certificate of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

            (L) Insurance. The Corporation may maintain insurance, at its expense, to project itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

            (M) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 5.2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to such lesser extent as may be determined by the Board of Directors.

            (N) Notice by Indemnitee and Defense of Claim. The indemnitee must promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative. The omission so to notify the Corporation will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the Corporation's right. If such omission does prejudice the Corporation's rights, the Corporations will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to the indemnitee otherwise than under this
Section 5.2. With respect to any actions, lawsuits or proceedings as to which the indemnitee notifies the Corporation of the commencement thereof:

                  (1) The Corporation will be entitled to participate therein at its own expense; and

                  (2) The Corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the Corporation will not be entitled to assume the defense of any proceeding (and this Section 5.2 (I) will be inapplicable to such proceeding) if


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the indemnitee will have concluded reasonably that there may be a conflict of interest between the Corporation and the indemnitee with respect to such action, lawsuit or proceeding. After notice from the Corporation to the indemnitee of its election to assume the defense thereof, the Corporation will not be liable to the indemnitee under this Section 5.2 for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee will have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof will be at the expense of the indemnitee unless:

                  (i) The employment of counsel by the indemnitee has been authorized by the Corporation in writing; or

                  (ii) The Corporation has not employed counsel to assume the defense in such proceeding within a reasonable period of time after giving the indemnitee notice of its assumption of the defense or has not assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

            (3) The Corporation will not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee's written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.

      SIXTH: Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this Corporation is expressly authorized to make, alter, amend, rescind or repeal the bylaws of the Corporation.

      SEVENTH: The name and mailing address of the Incorporator are as follows:

               Jerry Fenstermaker
               3058 East Elm Street
               Springfield, Missouri 65802

      EIGHTH: The duration of the Corporation shall be perpetual.

      NINTH: The stockholders of the corporation shall have no preemptive rights.

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